Exhibit 13.1

Certification

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officer of Grupo Aeroportuario del Sureste, S.A.B. de C.V. (the “Company”), does hereby certify to his knowledge that:

The annual report on Form 20-F for the year ended December 31, 2025 (the “Form 20-F”) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 16, 2026

	By:	/s/ Adolfo Castro Rivas
		Name:	Adolfo Castro Rivas
		Title:	Chief Executive Officer & Chief Financial and Strategic Planning Officer